Exhibit 5

CHEN DRAKE LAW

6108 STILLMEADOW DRIVE

NASHVILE, TN 37211 27601

TEL    310 721 4394

FAX    888 896 7763

October 29, 2021

Board of Directors

Luduson G, Inc.

17/F, 80 Gloucester Road

Wanchai, Hong Kong

Registration Statement on Form S-1

Ladies and Gentlemen:

We have served as special counsel to Luduson G, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of the resale from time to time of up to an aggregate of 7,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), by the individuals named under the caption “Selling Stockholders” in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	The Registration Statement and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;
(b)	The Amended and Restated Certificate of Incorporation of the Company, together with all amendments and articles supplementary filed to date with respect thereto (the “Charter”), as certified by the Secretary of State of the State of Delaware as of July 15, 2020, and by the Secretary of the Company as of the date hereof;
(c)	The Company’s Amended and Restated Bylaws (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof;
(d)	The form of certificate representing a share of Common Stock, as certified by the Secretary of the Company on the date hereof;
(e)	The resolutions adopted by the board of directors of the Company on April 6, 2021, relating to, among other things, the registration and issuance of the Shares issuable to Strattner Alternative Credit Fund LP (the “Strattner Resolutions”), as certified by the Secretary of the Company on the date hereof;
(f)	The resolutions adopted by the board of directors of the Company on August 20, 2021, relating to, among other things, the registration and issuance of the Shares issuable to Williamsburg Venture Holdings, LLC (the “Williamsburg Resolutions”), as certified by the Secretary of the Company on the date hereof;
(g)	An executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters; and
(h)	The certificate of the Delaware Secretary of State as to the due incorporation, existence and good standing of the Company in the State of Delaware dated October 26, 2021 (the “Good Standing Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company.

As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized, and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours, /s/ Chen-Drake Law